As filed with the Securities and Exchange Commission on August 3, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
NXSTAGE MEDICAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3454702
(State or Other Jurisdiction of Incorporation or	(I.R.S. Employer
Organization)	Identification No.)

439 South Union Street
Lawrence, Massachusetts	01843
(Address of Principal Executive Offices)	(Zip Code)
2005 Stock Incentive Plan
(Full Title of the Plan)
Jeffrey H. Burbank
President and Chief Executive Officer
439 South Union Street
Lawrence, Massachusetts 01843
(Name and Address of Agent For Service)
(978) 687-4700
(Telephone Number, Including Area Code, of Agent For Service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered(1)	Share	Price	Registration Fee
Common Stock, $.001 par value per share	4,000,000 (2)	$18.165 (3)	$72,660,000 (3)	$8,435.83

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of additional shares of common stock that may become issuable under the 2005 Stock Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding common shares.

(2)	Consists of an additional 4,000,000 shares issuable under the Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on August 1, 2011.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed to register 4,000,000 additional shares of common stock (“Common Stock”) issuable under the 2005 Stock Incentive Plan (the “Plan”). An aggregate of 9,471,495 shares of Common Stock were previously registered on Registration Statements on Form S-8 (Registration No. 333-160109, filed on June 19, 2009, Registration No. 333-151857, filed on June 23, 2008, Registration No. 333-149225, filed on February 14, 2008, Registration No. 333-141804, filed on April 2, 2007 and Registration No. 333-130241, filed on December 9, 2005) (the “Initial Forms S-8”). As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Initial Forms S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
In accordance with General Instruction E to Form S-8, the contents of the Initial Forms S-8 are hereby incorporated into this Registration Statement by reference.
Item 8. Exhibits.
The Exhibit Index contained in this Registration Statement is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lawrence, Massachusetts on this 3rd day of August, 2011.

NXSTAGE MEDICAL, INC.
By:	/s/ Jeffrey H. Burbank
Jeffrey H. Burbank
President, Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of NxStage Medical, Inc., hereby severally constitute and appoint Jeffrey H. Burbank and Winifred L. Swan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable NxStage Medical, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey H. Burbank Jeffrey H. Burbank	President, Chief Executive Officer and Director	August 3, 2011

( Principal executive officer )

/s/ Robert S. Brown Robert S. Brown	Chief Financial Officer	August 3, 2011

( Principal accounting and financial officer )

/s/ Philippe O. Chambon Philippe O. Chambon	Director	August 3, 2011

/s/ Daniel A. Giannini Daniel A. Giannini	Director	August 3, 2011

/s/ Nancy J. Ham Nancy J. Ham	Director	August 3, 2011

/s/ Earl R. Lewis Earl R. Lewis	Director	August 3, 2011

/s/ Craig W. Moore Craig W. Moore	Director	August 3, 2011

/s/ Reid S. Perper Reid S. Perper	Director	August 3, 2011

/s/ David S. Utterberg David S. Utterberg	Director	August 3, 2011

/s/ Barry M. Straube Barry M. Straube	Director	August 3, 2011

INDEX TO EXHIBITS

Number		Description

4.1	(1)	Restated Certificate of Incorporation of the Registrant

4.2	(1)	Amended and Restated By-Laws of the Registrant

4.3	(2)	2005 Stock Incentive Plan, as amended

4.4	(3)	Amendment No. 3 to 2005 Stock Incentive Plan

5.1		Opinion of Hogan Lovells US LLP, counsel to the Registrant

23.1		Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.2		Consent of Ernst & Young LLP

24.1		Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-126711), and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as Appendix B to the Registrant’s Definitive Proxy Statement (File No. 000-51567) filed on April 28, 2011, and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as Appendix A to the Registrant’s Definitive Proxy Statement (File No. 000-51567) filed on April 28, 2011, and incorporated herein by reference.